                                  EXHIBIT 99.5

================================================================================

                            YOU ARE CORDIALLY INVITED

                        TO A COMMUNITY INVESTORS' MEETING

                    TO LEARN MORE ABOUT THE STOCK OFFERING OF

                     FIRST FEDERAL FINANCIAL SERVICES, INC.,

      THE HOLDING COMPANY FOR FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF
                                  EDWARDSVILLE

Senior executives of First Federal Savings and Loan Association of Edwardsville and its investment bankers will present information and answer your questions about the prospectus, as well as about the business and operations of First Federal Savings and Loan Association of Edwardsville.


             =================================================

                      DATE:     JUNE X, 2004

                      TIME:     7:00 P.M.

                      LOCATION:

                                EDWARDSVILLE, ILLINOIS


             =================================================

           THERE WILL BE A REGISTERED REPRESENTATIVE AT THE FOLLOWING
                          LOCATION AT THE TIMES NOTED.

                   ==========================================

                            STOCK INFORMATION CENTER
                              300 ST. LOUIS STREET

                    MONDAY - THURSDAY 9:00 A.M. TO 4:00 P.M.
                         FRIDAY 9:00 A.M. TO 12:00 P.M.

                                 (618) XXX-XXXX

                   ==========================================


These securities are not savings accounts or deposits and are not insured by First Federal Financial Services, Inc., First Federal Savings and Loan Association of Edwardsville, First Federal Financial Services, MHC, the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

================================================================================

[LOGO] KEEFE, BRUYETTE & WOODS
       SPECIALISTS IN FINANCIAL SERVICES




May __, 2004


TO DEPOSITORS AND FRIENDS
OF FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting First Federal Financial Services, Inc., the holding company for First Federal Savings and Loan Association of Edwardsville, in offering shares of its common stock in a subscription offering pursuant to a Stock Issuance Plan.

At the request of First Federal Financial Services, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of First Federal Financial Services, Inc. common stock being offered to customers of First Federal Savings and Loan Association of Edwardsville and various other persons until 12:00 Noon, Illinois Time, on June 14, 2004. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. First Federal Financial Services, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 300 St. Louis Street in Edwardsville, Illinois, Monday through Friday, 9:00 a.m. to 4:00 p.m., or feel free to call the Stock Information Center at (618)
___-____.

Very truly yours,



Keefe, Bruyette & Woods, Inc.



THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

"Dark Blue Sky Letter - for states in which we are not registering to sell securities - ONLY THIS LETTER AND NO OTHER MATERIALS WILL BE MAILED"


May __, 2004



Dear Depositor:

We are pleased to announce that First Federal Financial Services, Inc., the holding company for First Federal Savings and Loan Association of Edwardsville is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

Unfortunately, First Federal Financial Services, Inc is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of First Federal Financial Services, Inc.

Should you have any questions, please contact our Stock Information Center at
(618) xxx-xxxx, Monday through Friday from 9:00 A.M. to 4:00 P.M. Illinois Time.

Best Regards,



Larry W. Moseby
President and Chief Executive Officer

May __, 2004


Dear Depositor:

We are pleased to announce that First Federal Financial Services, Inc., the holding company for First Federal Savings and Loan Association of Edwardsville, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

Because we believe you may be interested in learning more about the merits of First Federal Financial Services, Inc. common stock as an investment, we are sending you the following materials which describe the offering:

       PROSPECTUS: This document provides detailed information about First Federal Savings and Loan Association of Edwardsville's operations and the proposed offering of First Federal Financial Services, Inc. common stock.

       STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Illinois Time, on June __, 2004.

As a depositor of First Federal Savings and Loan Association of Edwardsville as of September 30, 2002 and / or March 31, 2004, you will have the opportunity to buy common stock directly from First Federal Financial Services, Inc. in the offering without paying a commission or fee. If you have additional questions regarding the stock issuance, please call us at (618) ___-____, Monday through Friday from 9:00 a.m. to 4:00 p.m., Illinois Time, or stop by the Stock Information Center located in the lower level of our office at 300 St. Louis Street in Edwardsville, Illinois.

We are pleased to offer you this opportunity to become a stockholder of First Federal Financial Services, Inc..

Best Regards,



Larry W. Moseby
President and Chief Executive Officer



THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May   , 2004


Dear Prospective Investor:

We are pleased to announce that First Federal Financial Services, Inc., the holding company for First Federal Savings and Loan Association of Edwardsville, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of First Federal Financial Services, Inc. common stock as an investment. Please read and review the materials carefully.

       PROSPECTUS: This document provides detailed information about First Federal Savings and Loan Association of Edwardsville's operations and the proposed offering of First Federal Financial Services, Inc. common stock.

       STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Illinois Time, on June __, 2004.

We invite you and certain depositors to become stockholders of First Federal Financial Services, Inc. Through this offering, you have the opportunity to buy stock directly from First Federal Financial Services, Inc. without a commission or a fee.

If you have additional questions regarding the stock issuance, please call us at
(618) ___-____, Monday through Friday, 9:00 a.m. to 4:00 p.m., Illinois Time, or stop by our Stock Information Center located in the lower level of our office at 300 St. Louis Street in Edwardsville, Illinois.

Best Regards,



Larry W. Moseby
President and Chief Executive Officer


THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT STOCK ISSUANCE

The Board of Directors of First Federal Financial Services, Inc., the holding company for First Federal Savings and Loan Association of Edwardsville, unanimously adopted a Plan of Stock Issuance to issue stock to certain First Federal depositors and possibly members of the community.

This brochure answers some of the most frequently asked questions about the stock issuance and about your opportunity to invest in the common stock of First Federal Financial Services, Inc.

Investment in the common stock of First Federal Financial Services, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, PROSPECTIVE INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, especially the discussion under the heading "Risk Factors."

WHAT EFFECT WILL THE STOCK ISSUANCE HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?
--------------------------------------------------------------------------------
The stock issuance will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the stock issuance. Contractual obligations of borrowers of First Federal will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

WILL FIRST FEDERAL'S DEPOSITORS BE REQUIRED TO PURCHASE STOCK IN THE STOCK ISSUANCE?
--------------------------------------------------------------------------------
No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no impact on his or her standing as a customer of First Federal. The stock issuance will allow depositors of First Federal an opportunity to buy common stock and become stockholders of First Federal Financial Services, Inc.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING?
--------------------------------------------------------------------------------
Certain past and present depositors of First Federal are eligible to purchase common stock in the subscription offering.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
First Federal Financial Services, Inc. is offering up to 1,914,750 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share through the prospectus.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. The maximum individual purchase is 15,000 shares. No person, together with associates of, and persons acting in concert with that person, may purchase more than 25,000 shares, as further discussed in the prospectus.

WILL THE COMMON STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, First Federal Financial Services, Inc.'s common stock will not be insured.

HOW DO I ORDER THE COMMON STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Illinois Time, on June 14, 2004.

HOW MAY I PAY FOR MY COMMON STOCK?
--------------------------------------------------------------------------------
First, you may pay for common stock by check, money order or cash. Interest will be paid by First Federal on these funds at the passbook savings rate from the day the funds are received until the completion or termination of the stock issuance. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at First Federal for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the stock issuance. THERE IS NO PENALTY FOR WITHDRAWAL FROM A CERTIFICATE OF DEPOSIT.

CAN I PURCHASE STOCK USING FUNDS IN MY FIRST FEDERAL IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common stock in connection with the conversion from your existing First Federal IRA account. In order to utilize the funds in your First Federal IRA account for the purchase of First Federal Financial Services, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?
--------------------------------------------------------------------------------
The Board of Directors of First Federal Financial Services, Inc. currently intends to pay cash dividends of between $0.05 and $0.07 per share. However, they have not determined the exact amount and timing of any dividend.

HOW WILL THE COMMON STOCK BE TRADED?
--------------------------------------------------------------------------------
First Federal Financial Services, Inc.'s stock is expected to trade on the NASDAQ Small Cap Market. However, no assurance can be given that an active and liquid market will develop.

ARE EXECUTIVE OFFICERS AND DIRECTORS OF FIRST FEDERAL PLANNING TO PURCHASE
STOCK?
--------------------------------------------------------------------------------
Yes! The executive officers and directors of First Federal plan to purchase, in the aggregate, $xxx,,000 worth of stock or approximately x.xx% of the common stock offered at the maximum of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of common stock in the subscription offering.

FOR ADDITIONAL INFORMATION YOU MAY VISIT OR CALL OUR STOCK INFORMATION CENTER MONDAY THROUGH FRIDAY, 9:00 A.M. TO 4:00 P.M. LOCATED IN FIRST FEDERAL'S OFFICE.

                            STOCK INFORMATION CENTER

                                 (618) xxx-xxxx

                   First Federal Savings and Loan Association
                              300 St. Louis Street
                          Edwardsville, Illinois 62025

--------------------------------------------------------------------------------

                                    QUESTIONS

                                       AND

                                     ANSWERS

--------------------------------------------------------------------------------

                                  FIRST FEDERAL

                            FINANCIAL SERVICES, INC.

                               LOGO AS APPLICABLE

                               HOLDING COMPANY FOR

           FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FIRST FEDERAL FINANCIAL SERVICES, INC.- INVESTOR PRESENTATION

SLIDES

1. Title - First Federal Financial Services, Inc. - Investor Presentation, June 2004

2. List - Management- Larry W. Mosby, President and Chief Executive Officer; Donald Engelke, , Vice President and Chief Financial Officer; Linda Werner, Secretary

3.     Bar chart - Total Assets (12/30/02 - $113,649 thousand, 12/31/03 -
       $120,971 thousand, 3/31//04 -$x,xxx thousand)

4. Pie chart - Asset Mix at 12/31/03 (Loans - 83%, Investment securities - 9%, Cash and equiv. - 2%, Other assets - 6%)

5.     Bar chart - Loans Receivable, net (12/30/02 - $91,695 thousand, 12/31/03
       - $101,145 thousand, 3/31//04 -$x,xxx thousand)

6. Pie chart - Gross Loan Portfolio Mix at 12/31/03 (1-4 Family - 89%, Consumer & Other - 1%, Non residential - 8%, Multi-family - 2%)

7. Table - Scheduled Loan Repayments (Fixed- and adjustable rate loans Due after Dec. 31, 2004; One to four family residential mortgage loans, fixed
       - $78,492 thousand, adjustable - $15, 319, total - $93,811; multi-family, fixed - $325 thousand, adjustable - $2,096 thousand, total - $2,421 thousand; non-residential, fixed - $514 thousand, adjustable - $6,786 thousand, total - $7,300 thousand; total mortgage loans - fixed - $79,331 thousand, adjustable - $24,201 thousand, total - $103,532 thousand; consumer loans, fixed - $565 thousand, adjustable - $0 thousand, total - $565 thousand; total loans, fixed - $79,896 thousand, adjustable - $24,201 thousand, total - $104,097 thousand)

8. Bar chart - Non-performing Assets to Total Assets (12/30/02 - 0.10%, 12/31/03 - 0.10%, 3/31//04 -x.x%)

9. Bar chart - Allowance for Loan Loss Reserves to Non-performing Loans (12/30/02 - 335.3%, 12/31/03 - 306.4%, 3/31//04 -x.x%)

10. Pie chart - Deposit Account Mix at 12/31/03 (Time, $100,000 and over - 10%, Other time - 62%, Savings - 28%)

11.    Bar chart - Equity to Total Assets (12/30/02 - 15.13%, 12/31/03 - 15.47%,
       3/31//04 -x.x%)

12.    Bar chart - Net Income (12/30/02 - $1,677 thousand, 12/31/03 - $1,613 thousand, 3/31//04 -$x,xxx thousand)

13.    Bar chart - Return on Average Assets (12/30/02 - 1.53%, 12/31/03 - 1.37%,
       3/31//04 -x.x%)

14.    Bar chart - Return on Average Equity (12/30/02 - 10.33%, 12/31/03 -
       8.91%, 3/31//04 -x.x%)

15.    Bar chart - Net Interest Margin (12/30/02 - 3.51%, 12/31/03 - 3.56%,
       3/31//04 -x.x%)

16.    Bar chart - Efficiency Ratio (12/30/02 - 37.07%, 12/31/03 - 36.68%,
       3/31//04 -x.x%)

17. Table - Preference Categories - 1.) Eligible Account Holders (09/03/02); 2.) Tax-Qualified Employee Stock Ownership Plan (ESOP); 3.) Supplemental Eligible Account Holders (03/31/04); 4.) Local Community (Madison County,
       IL); 5.) General Public

18. Table - Pro Forma Data - Gross Proceeds (000's): Minimum - 14,153, Midpoint - 16,650, Maximum - 19,148, 15% above Maximum - 22,020; Stockholders' Equity (000's): Minimum - 30,955, Midpoint - 33,195, Maximum - 35,437, 15% above Maximum - 38,013; Stockholders' Equity Per
       Share: Minimum - $9.84, Midpoint - $8.97, Maximum - $8.33, 15% above Maximum - $7.77; Net Income (000's): Minimum - $1,616, Midpoint - $1,616, Maximum - $1,618, 15% above Maximum - $1,620; Earnings Per Share: Minimum
       - $0.52, Midpoint - $0.45, Maximum - $0.39, 15% above Maximum - $0.34;
       Price to Book: Minimum - 101.63%, Midpoint - 111.48%, Maximum - 120.05%, 15% above Maximum - 128.70%; Price to Earnings: Minimum - 19.23x, Midpoint - 22.22x, Maximum - 25.64x, 15% above Maximum - 29.41x

19. Chart - Post-Conversion and Reorganization Corporate Structure - First Federal Financial Services MHC owns 55\% of the common stock, the other 45% of the common stock will be owned by the minority stockholders; First Federal Financial Services, Inc. will own 100% of the common stock of First Federal Savings & Loan Association of Edwardsville.

20. Title - We thank you for your interest in First Federal Financial Services, Inc., NASDAQ: "xxxx"